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                                                                    EXHIBIT 99.2

                        [WILTEL(SM) COMMUNICATIONS LOGO]





Date:       Dec. 5, 2002

Contact:    Jeff Pounds (Media)                Lindsay Hurley Fick (Investors)
            WilTel Communications              WilTel Communications
            918-547-8920                       866-800-7020
            jeff.pounds@wcg.com                lindsay.hurley.fick@wcg.com


WILTEL COMMUNICATIONS STOCK TO BEGIN TRADING ON NASDAQ TODAY

         TULSA, Okla. - WilTel Communications Group, Inc. today announced that its common stock will begin trading on the NASDAQ National Market today, Dec. 5, 2002, under the trading symbol WTEL. Since WilTel Communications emerged from its financial restructuring on Oct. 15, the company's stock has been trading on the over-the-counter bulletin board.

ABOUT WILTEL COMMUNICATIONS (FORMERLY WILLIAMS COMMUNICATIONS)

WilTel Communications (NASDAQ: WTEL), through its operating subsidiary Williams Communications, LLC, provides data, voice and media transport solutions to a growing carrier-class customer base with complex communications needs. Such customers include leading global telecommunications and media and entertainment companies - companies where bandwidth is either their primary business or a core component of the products and services they deliver. WilTel's advanced network infrastructure reaches border-to-border and coast-to-coast with international connectivity to accommodate global traffic. For more detailed information, visit www.wiltelcommunications.com.

This press release may contain "forward-looking statements" as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update those statements to reflect actual results, changes in assumptions and other factors. The forward-looking statements are subject to



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known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. Additional information that could lead to material changes in performance is contained in filings with the Securities and Exchange Commission made by the Company.

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